--------------------------------------------------------------------------------

                                MERGER AGREEMENT

                                  by and among

                             Wealthhound.com, Inc.,

                                       and

                          Wealthhound Securities, Inc.,

                                on the one hand,


                                       and

                                    WAP, Inc.

                                       and

                                 Wolf A. Popper,


                                on the other hand

--------------------------------------------------------------------------------



                                 August 29, 2000

                                Table of Contents

ARTICLE I  PURCHASE OF SHARES.................................................1

   Section 1.1        Purchase and Sale.......................................1
                      -----------------

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDER..4

   Section 2.1        Organization of the Company.............................4
                      ---------------------------
   Section 2.2        Authorization...........................................4
                      -------------
   Section 2.3        Capitalization; Shares; Title...........................5
                      ------------------------------
   Section 2.4        No Violations...........................................5
                      -------------
   Section 2.5        Governmental Consents...................................6
                      ---------------------
   Section 2.6        Litigation..............................................6
                      ----------
   Section 2.7        Compliance with Law; Permits............................6
                      ----------------------------
   Section 2.8        Financial Statements; Nondisclosed Liabilities..........7
                      ----------------------------------------------
   Section 2.9        Improper Payments.......................................7
                      -----------------
   Section 2.10       Contracts...............................................8
                      ---------
   Section 2.11       Investment Contracts, Funds and Clients.................8
                      ---------------------------------------
   Section 2.12       Agreements with Regulatory Agencies.....................9
                      -----------------------------------
   Section 2.13       Interest Rate Risk Management Instruments...............9
                      -----------------------------------------
   Section 2.14       Insurance...............................................9
                      ---------
   Section 2.15       Bank Accounts...........................................9
                      -------------
   Section 2.16       Full Disclosure........................................10
                      ---------------
   Section 2.17       No Convictions, Injunctions, etc., against Registered
                      Representatives........................................10
                      --------------
   Section 2.18       Brokers and Finders....................................10
                      -------------------
   Section 2.19       Independent Counsel....................................10
                       -------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SECURITIES..........10

   Section 3.1        Organization of Parent and Securities..................10
                      -------------------------------------
   Section 3.2        Authorization of Parent and Securities.................11
                      --------------------------------------
   Section 3.3        No Violations..........................................11
                      -------------
   Section 3.4        Governmental Consents..................................12
                      ---------------------
   Section 3.5        Brokers and Finders....................................12
                      -------------------

ARTICLE IV GENERAL COVENANTS.................................................12

   Section 4.1        Conduct of Business of the Company Pending the Closing.12
                      ------------------------------------------------------
   Section 4.2        Investigation..........................................12
                      -------------
   Section 4.3        Commercially Reasonable Efforts; Agreement to Cooperate;
                      Further Assurances.....................................13
                      -----------------

   Section 4.3        Commercially Reasonable Efforts; Agreement to Cooperate;
                      Further Assurances......................................13
                      ----------
   Section 4.4        No Public Announcement..................................13
                      ----------------------
   Section 4.5        Notice of Developments..................................13
                      ----------------------
   Section 4.6        Expenses; Transfer and Similar Taxes....................14
                      ------------------------------------
   Section 4.7        Application for NASD Approval...........................14
                      -----------------------------
   Section 4.8        Shareholder Consulting Agreement........................14
                      --------------------------------
   Section 4.9        Restrictions on Resale..................................14
                      ----------------------

ARTICLE V CONDITIONS TO THE CLOSINGS..........................................14

   Section 5.1        Conditions to the Obligations of Parent and Securities..14
                      ------------------------------------------------------
   Section 5.2        Conditions to the Obligation of the Company and the
                      Shareholder.............................................16
                      -----------

ARTICLE VI TERMINATION........................................................16

   Section 6.1        Termination.............................................16
                      -----------
   Section 6.2        Effect of Termination...................................17
                      ---------------------

ARTICLE VII INDEMNIFICATION...................................................17

   Section 7.1        Indemnification by the Company and the Shareholder......17
                      ---------------------------------------------------
   Section 7.2        Indemnification by Parent and Securities................18
                      ----------------------------------------
   Section 7.3        Indemnification Procedures..............................18
                      --------------------------
   Section 7.4        Exclusive Remedy........................................18
                      ----------------

ARTICLE VIII MISCELLANEOUS 20

   Section 8.1        Amendment, Modification and Waiver......................20
                      ----------------------------------
   Section 8.2        Entire Agreement........................................20
                      ----------------
   Section 8.3        Notices.................................................20
                      -------
   Section 8.4        Governing Law and Jurisdiction..........................20
                      ------------------------------
   Section 8.5        Headings................................................21
                      --------
   Section 8.6        Assignment; Binding Agreement...........................21
                      -----------------------------
   Section 8.7        Third Party Beneficiaries...............................21
                      -------------------------
   Section 8.8        Specific Performance....................................21
                      --------------------
   Section 8.9        Severability............................................21
                      ------------
   Section 8.10       Counterparts............................................21
                      ------------

                                List of Schedules
                                -----------------

   Schedule 2.5                 Governmental Consents

   Schedule 2.10                Contracts

   Schedule 2.11(e              Exemptive Orders

   Schedule 2.12                Agreements with Regulatory Agencies

   Schedule 2.14                Insurance

   Schedule 2.15                Bank Accounts

   Schedule 2.17                Registered Representatives

                                List of Exhibits
                                ----------------


    Exhibit 2.8(b).........Most Recent Financial Statements
                           Delivered to the NASD

                              MERGER AGREEMENT

                  MERGER AGREEMENT ("Agreement"), dated as of August 29, 2000, by and among, Wealthhound.com, Inc., a Florida corporation ("Parent"), and Wealthhound Securities, Inc., a Delaware corporation ("Securities"), on the one hand, and WAP, Inc., a New York corporation (the "Company"), and Wolf A. Popper, an individual (the "Shareholder"), on the other hand.

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company was incorporated on February 8, 2000 (the "Incorporation Date") to engage in the broker/dealer business (the "Business") and the Shareholder owns all of the issued and outstanding shares of the Company's common stock, no par value (the "Shares");

                  WHEREAS, 100 shares of the Company's common stock, no par value, are issued, outstanding and owned of record and beneficially by the Shareholder;

                  WHEREAS, Parent, Securities, the Company and the Shareholder desire that Securities merge with and into the Company (the "Merger"), upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "Delaware GCL") with the result that the Company shall continue as the surviving corporation and the separate existence of Securities (except as it may be continued by operation of law) shall cease;

                  WHEREAS, Parent, Securities and the Company desire that upon the Merger, at the Effective Date (as hereinafter defined), all outstanding shares of the capital stock of the Company immediately prior to the Effective Date be converted into the immediate right (as of the Effective Date (as hereafter defined)) to receive 100,000 shares of common stock, $.01 par value, of Parent (the "Common Stock"); and

                  WHEREAS, Parent, Securities, the Company and the Shareholder intend that the merger of Securities with and into the Company qualify as a tax-free reorganization pursuant to Section 368(a) and 368(a)(2)(e) of the Internal Revenue Code of 1986, as amended (the "Code").

                  NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                             PLAN OF REORGANIZATION

Section 1.1       Plan of Reorganization.
                  ----------------------

                  1.       The Merger.

                  1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Date, in accordance with this Agreement and the Delaware GCL, Securities shall be merged with and into the Company, the separate existence of Securities (except as it may be continued by operation of law) shall cease, and the Company shall continue as the surviving corporation.

                  1.2 Effect of the Merger. The Merger shall have the effects set forth in Section 259 of the Delaware GCL. Without limitation to generality of the foregoing, and subject thereto, at the Effective Date, all the properties, rights, privileges, powers and franchises of the Constituent Corporations shall vest in the Surviving Corporation and all debts, liabilities and duties of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation.

                  1.3 Consummation of the Merger. The Merger shall become effective upon the filing with (a) the Secretary of State of the State of Delaware of a properly executed Certificate of Merger (the "Delaware Certificate of Merger") and (b) the Secretary of State of the State of New York of a properly executed Certificate of Merger (the "New York Certificate of Merger") in each case on the Closing Date (as hereinafter defined)(the date of such filings being the "Effective Date").

                  1.4 Charter; Bylaws; Directors and Officers. The Certificate of Incorporation of the Surviving Corporation from and after the Effective Date shall be the Certificate of Incorporation of Securities until thereafter amended in accordance with the provisions thereof and as provided by the Delaware GCL. The Bylaws of the Surviving Corporation from and after the Effective Date shall be the Bylaws of Securities as in effect immediately prior to the Effective Date, continuing until thereafter amended in accordance with the provisions thereof and the Certificate of Incorporation of the Surviving Corporation and as provided by the Delaware GCL. The initial directors and officers of the Surviving Corporation shall be the directors and officers, respectively, of Securities immediately prior to the Effective Date, in each case until their respective successors are duly elected and qualified.

                  1.5 Tax Consequences. It is intended that the Merger shall constitute a tax- free reorganization described in Section 368(a) and 368(a)(2)(e) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. The parties shall treat the transactions contemplated hereby consistently with such intention.

                  1.6 The Closing. The consummation of the Merger and the other transactions contemplated by this agreement (the "Closing") shall take place at the offices of counsel to Parent and Securities, Parker Chapin LLP at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, at 10:00 a.m., local time, as soon as practicable after the conditions to close set forth in Section 5 have been satisfied or waived which is anticipated to be on or before September 29, 2000 or at such other date, time or place as may be agreed to in writing by the parties hereto (the "Closing Date").

                  1.7 Further Assurances. On and after the Effective Date, the Shareholder will from time to time, at the Surviving Corporation's request, promptly execute such instruments and take such other actions as the Surviving Corporation may reasonably request to vest, perform or confirm, of record or otherwise, in the Surviving Corporation, its rights, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company, or otherwise to evidence or implement the transactions contemplated by this agreement.

                  2.       Conversion and Exchange of Shares.
                           ---------------------------------

                  2.1 Conversion and Exchange of Shares. By virtue of the Merger and without any action on the part of the holders of capital stock of the Company, at the Effective Date all outstanding shares of capital stock of the Company shall be converted into an immediate right to receive 100,000 shares of Parent Common Stock (collectively, the "Merger Consideration"), and each share of Company Common Stock issued and outstanding immediately prior to the Effective Date shall be converted immediately into the right to receive 1,000 shares of Parent Common Stock.

                  2.2 Stock Option, Warrants, Etc. At the Effective Date, each outstanding stock option, warrant or other right to purchase any capital stock of the Company shall, whether or not then exercisable or vested, be canceled and no capital stock of Parent or Securities, cash or other consideration shall be paid or delivered in exchange therefor.

                  2.3      Surrender and Exchange of Shares; Payment of Merger
                           ---------------------------------------------------
                           Consideration
                           -------------

                    (a) At the Effective Date, each holder of an outstanding certificate or certificates, which prior thereto represented shares of Company Common Stock, shall surrender the same to Securities or its agent, and each such holder shall be entitled upon such surrender to receive in exchange therefor, without cost to it, the number of shares of Parent Common Stock into which the shares of Company Common Stock, theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 2.1 hereof, and the certificate or certificates so surrendered in exchange for such consideration shall forthwith be canceled by Securities.

                    (b)  At  the   Effective   Date,   upon  the  surrender  for
cancellation of the certificates representing all the outstanding shares of the capital stock of the Company pursuant to paragraph (a) above.

                    (c) Parent shall deliver to the holders of Company Common Stock an aggregate of 100,000 shares of issued and outstanding Parent Common Stock represented by a stock certificate registered in the name of the Shareholder evidencing said shares of Common Stock.

                  2.4 Closing of Stock Transfer Books. On and after the Effective Date there shall be no transfers on the stock transfer books of Parent or Securities of shares of capital stock of the Company that were issued and outstanding immediately prior to the Effective Date.

                  2.5 Fractional Shares. No scrip or fractional shares of Common Stock shall be issued in the Merger. All fractional shares of Common Stock to which a holder of record of Company Common Stock immediately prior to the Effective Date would otherwise be entitled after the surrender of such shareholder's certificate or certificates that represent such shares of Company Common Stock, shall be rounded up or down to the nearest whole number.

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                         THE COMPANY AND THE SHAREHOLDER

                  Each  of  the  Company  and  the   Shareholder,   jointly  and
severally, represents and warrants to Parent and Securities, as follows:

                  Section 2.1 Organization of the Company. The Company is a corporation duly organized and validly existing under the laws of the State of New York and has all requisite power and authority to own, lease and operate its properties and assets and to conduct the Business as now conducted and as proposed to be conducted. The Company is duly qualified or licensed to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the Business conducted by it makes such qualification necessary. The Company has no subsidiaries. A true, complete and correct copy of each of the Articles of Incorporation Organization and the By-laws of the Company as in effect on the date of this Agreement, including all amendments thereto, have heretofore been delivered to Parent.

                  Section 2.2 Authorization. Subject to the receipt of any necessary approvals by any Governmental Entity and Self Regulatory Authority, the execution and delivery by the Company and Shareholder of this Agreement and each of the agreements, documents and instruments to be executed and delivered by them pursuant hereto (collectively, the "Company Documents"), the performance by the Company and the Shareholder of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the Company (including, but not limited to, the consent of its shareholder and director) and the Company and the Shareholder has all necessary power, authority and capacity, as the case may be, with respect thereto. Subject to the receipt of any necessary approvals of any Governmental Entity and Self Regulatory Authority, this Agreement is, and when executed and delivered, each of the Company Documents will be, valid and binding obligations of the Company and the Shareholder, as the case may be, enforceable against the Company and the Shareholder, as applicable, in accordance with their respective terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, in effect during the period beginning on the date hereof and ending upon the termination of the Survival Period (as defined in Section 4.9), relating to or limiting creditors, rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 2.3 Capitalization; Shares; Title.

                    (a) The Shares constitute all of the issued and outstanding capital stock in the Company, all of which are owned by the Shareholder. Each of the Shares has been duly authorized, validly issued and is fully paid and non-assessable. Except for the transactions contemplated by this Agreement, there are no outstanding rights, commitments or agreements of any kind to which the Company or the Shareholder is a party or by which the Company or any Shareholder is bound relating to any (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or the Shareholder to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or equity interest of the Company or (iii) voting trusts, proxies or similar agreements to which the Company or the Shareholder is a party with respect to the voting of the capital stock of the Company.

                    (b) Upon consummation of the transactions contemplated by this Agreement, Securities shall acquire at the Closing related thereto, good and marketable title to the Shares acquired at such Closing, free and clear of any mortgage, pledge, lien, charge, security interest, adverse claim within the meaning of Section 8-102(a)(1) of the Uniform Commercial Code, restriction of any kind affecting title or encumbering property, real or personal, tangible or intangible, or encumbrances of any nature whatsoever (collectively, "Liens"). After giving effect to the transactions contemplated to occur at each of the Closings, Securities shall have acquired good and marketable title to all of the Shares, free and clear of all Liens.

                  Section 2.4 No Violations. Neither the execution and delivery of this Agreement or the Company Documents by the Company and the Shareholder, to the extent that they are parties thereto, nor the consummation by the Company and the Shareholder of the transactions contemplated hereby and thereby, as applicable, will: (a) violate, conflict with or result in any breach of any the provision of the Articles of Incorporation or the By-Laws of the Company; (b) subject any Permit (as defined in Section 2.7(a)) to suspension, modification or revocation; (c) violate or conflict with any Laws (as defined in Section 2.7(a)); or (d) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Lien upon any of the assets of the Company under any agreement, contract, note, bond, mortgage, franchise, permit, loan, lease, license, guarantee, understanding, commitment, obligation or other arrangement (written or oral) of any kind to which the Company is a party or by which the Company or any of its properties or assets may be bound.

                  Section  2.5  Governmental  Consents.  Except  as set forth in
Schedule 2.5 hereto, no consent, permit, license, order, appointment, franchise, certificate, approval or authorization of, or registration, declaration or filing with, any foreign, federal, state or local court, administrative agency or commission or other governmental authority or instrumentality (a
"Governmental Entity") is required by the Shareholder or the Company in connection with the execution, delivery and performance of this Agreement and the Company Documents.

                  Section 2.6 Litigation. There are no claims, suits, actions or proceedings pending or, to the knowledge of the Company or the Shareholder, threatened, nor are there any inquiries, investigations or reviews pending or, to the knowledge of the Company or the Shareholder, threatened, against, relating to or affecting the Company or the Shareholder before any Governmental Entity, Self Regulatory Authority (as hereinafter defined) or arbitral tribunal, which, if adversely determined, would individually or in the aggregate have a material adverse effect on the Business, the Company or its prospects, nor is the Company or the Shareholder subject to any order, rule, writ, judgment, award, injunction or decree of any Governmental Entity or arbitral tribunal having such material adverse effect. There are no complaints or sanctions against the Company or its management by any clients or customers of the Company. For purposes of this Agreement, "Self Regulatory Authority" shall mean self-regulatory organizations in the securities and commodities field including, without limitation, the National Association of Securities Dealers, Inc. ("NASD").

                  Section   2.7     Compliance  with  Law; Permits.
                                      -------------------------------

                  (a) The Company to the best of its knowledge (i) has complied in all respects with all laws, common laws, rules, regulations, ordinances, codes, statutes, judgments, injunctions, orders, decrees, permits, policies and other requirements of any Governmental Entity applicable to the Company or the Business, or by which any of the Company's properties or assets may be bound
("Laws"); (ii) has all consents, permits, licenses, orders, appointments, franchises, certificates, approvals, authorizations and registrations issued by any Governmental Entity or Self Regulatory Authority which are necessary for the conduct of the Business ("Permits"); and (iii) is not in default with respect to any order, rule, writ, judgment, award, injunction or decree of any Governmental Entity or arbitral tribunal, applicable to the Business or any of its assets, properties or operations.

                  (b) The Company has filed all returns, reports and information statements required to be provided to or filed with any Tax authority relating to Taxes (as defined herein) and has paid in full or contested in good faith or made adequate provision for the payment of Taxes due or accrued and unpaid as of the date of this Agreement. For purposes hereof, "Tax" shall mean all taxes, charges, fees, levies or other assessments of any nature whatsoever, including, without limitation, any income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, service, net worth, payroll, franchise, transfer and recording taxes, imposed by any federal, state, local or foreign Tax authority, arid shall include all interest, penalties and additions imposed with respect to such amounts.

                  (c) The Company does not act as investment advisor or in the case of open-end funds, a principal underwriter for any registered investment company.

                  (d) The Company, if so required by the nature of the Business, is duly registered with the Securities and Exchange Commission ("SEC") and the various states as a broker-dealer. The Company has made available to Parent true, complete and correct copies of its Form BD, together with all amendments thereto, and such other filings as may be required by any Governmental Entity.

                  (e) The Company is not required by the nature of the Business or its assets to register with the Commodity Futures Trading Commission and the various states as required as a commodities trading advisor or commodity pool operator or futures commission merchant.

                  Section 2.8 Financial  Statements;  Nondisclosed  Liabilities.
                              --------------------------------------------------

                  (a) The Company has delivered or otherwise made available to Parent a true, complete and correct copy of its financial statements, including net capital computations (collectively, the "Financial Statements") prepared by the Company since the Incorporation Date in accordance with Rule 17a-5 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Financial Statements are true and correct in all material respects and fairly present the financial condition of the Company as of such dates and the results of operations and cash flows for such periods as required by Rule 17a-5.

                  (b) There is no liability or obligation of the Company  except
(i) those that are disclosed, reflected or reserved against in accordance with generally accepted accounting principles ("GAAP") on the most recent financial statements delivered to the NASD and attached hereto as Exhibit 2.8(b) and (ii) such liabilities or obligations incurred since the date of the financial statements set forth in the immediately preceding clause (i), in the ordinary course of business, consistent with past practice, and which, individually and in the aggregate, do not have a material adverse effect on the Business, the Company or its prospects.

                  Section 2.9 Improper Payments. Neither the Company nor any member, manager, officer, agent, employee or other individual or entity acting on behalf of the Company, has (a) used any Company or other funds for unlawful contributions, gifts or entertainment, or
has  made  any  unlawful   expenditures   relating  to  political  activity  of
governmental officials or others or established or maintained any unlawful or unrecorded funds or (b) accepted or received any unlawful contributions, payments, gifts or expenditures.

                Section 2.10 Contracts. Except as set forth in Schedule 2.10, the Company is not party to any contracts, commitments, obligations or understandings relating to the Business.

                Section 2.11      Investment Contracts, Funds and Clients.
                                  ---------------------------------------

                  (a) The Company does not provide investment management, investment advisory or sub-advisory services to any individual or entity, nor is the Company a party to any contract or agreement relating to the rendering of investment advisory or management services, including without limitation all sub-advisory services to any individual or entity.

                  (b) All customer and client accounts maintained by the Company, if any, are non-discretionary.

                  (c) The Company has adopted a formal code of ethics and a written policy regarding insider trading and employee trading, a true, complete and correct copy of each of which has been provided or supplied to Parent. Such code and policy comply in all material respects with applicable Law. The policies of the Company with respect to avoiding conflicts of interest are as set forth in the most recent Form ADV thereof, as amended, a true, complete and correct copy of which has been delivered or supplied by the Company to Parent. There have been no violations or allegations of violations of such policies that have occurred or been made that have or would be reasonably likely to have a material adverse effect on the Business, the Company or its prospects.

                  (d) Neither the Company nor any other "principal" or "representative (as defined in Rules 1021 and 1031, respectively, of the NASD Manual) with the Company has for a period not fewer than ten years prior to the date of this Agreement been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of an NASD registration and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonable likely to become the basis for, any such disqualification, denial, suspension or revocation.

                  (e) Except as set forth in Schedule 2.11(e), no exemptive orders have been obtained or are required, nor are any requests pending therefor, with respect to the Company under the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act or the Advisers Act of 1940, as amended (the "Advisors Act").

                  (f) The Company is not party to any agreement or commitment relating to "soft dollar" arrangements.

                  Section 2.12 Agreements with Regulatory Agencies. Except as set forth on Schedule 2.12, as of the date of this Agreement, the Company is not subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Self Regulatory Authority or Governmental Entity that materially restricts the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in Schedule 2.12, a "Regulatory Agreement"), nor has any Member or the Company: (i) been advised since the Organization Date by any Self Regulatory Authority or Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement; or (ii) received knowledge or notice of any pending or threatened regulatory investigation. After the date of this Agreement, no matters referred to in this Section 2.12 shall have occurred except matters which, individually or in the aggregate, would not have a material adverse effect on the Business, the Company or its prospects.

                  Section 2.13 Interest Rate Risk Management Instruments. The Company is not party to any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of the Company or for the account of a customer of any such entity.

                  Section 2.14 Insurance. Schedule 2.14 contains a true, complete and correct list of all policies of fire, liability, production, completion bond, errors and omissions, fidelity bonds, workmen's compensation and other forms of insurance owned or held by the Company and true, complete and correct copies of all such policies have previously been delivered to Parent. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies (i) are sufficient for compliance with all material requirements of Law and of all agreements to which the Company is a party, (ii) are valid, outstanding and enforceable policies, (iii) provide insurance coverage for the assets and operations of the Company consistent with the coverage customarily maintained by similarly situated companies, (iv) will remain in full force and effect through the dates set forth in Schedule 2.14 without the payment of additional premiums and (v) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. During the last three years the Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

                  Section 2.15 Bank Accounts. Set forth in Schedule 2.15 is the name of each bank, safe deposit company or other financial institution in which the Company has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

                  Section 2.16 Full Disclosure. No representation or warranty of the Shareholder or the Company contained in this Agreement, and no statement contained in any certificate or schedule furnished or to be furnished by or on behalf of the Shareholder or the Company to Parent or any of its representatives pursuant hereto (including the Schedules hereto), contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary, in the light of the circumstances under which it was or will be made, in order to make the statements herein or therein, taken as a whole, not misleading.

                  Section 2.17 No Convictions, Injunctions, etc., against Registered Representatives. Schedule 2.17 sets forth all of the registered representatives of the Company. No employee, officer, manager or member of the Company and, to the knowledge of the Company or any Member, no registered representative of the Company within the last ten years has been convicted of any felony or misdemeanor involving the purchase or sale of any security or any insurance, annuity or similar contract or arising cut of such person's conduct as, or by reason of any misconduct is permanently or temporarily enjoined by order, judgment or decree of any court of competent jurisdiction from acting as, an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, insurance agent, or entity or person required to be registered under the Commodities Exchange Act of 1936, as amended (the "Commodities Exchange Act"), the Securities Act, the Exchange Act, the Advisers Act or the 1940 Act, or as an Associated Person, salesman or employee of any investment company, bank, insurance company, insurance agency or entity or person required to be registered under the Commodities Exchange Act, the Securities Act, the Exchange Act, the Advisers Act or the 1940 Act, or is so permanently or temporarily enjoined from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security or any insurance, annuity or similar contract.

                  Section 2.18 Brokers and Finders. The Company has not employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                  Section 2.19 Independent Counsel. The Company and the Shareholder have consulted with their own attorney regarding legal matters and have consulted with their own tax advisor regarding tax consequences associated with entering into this Agreement.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND SECURITIES

                  Parent and Securities jointly and severally, represent and warrant to the Company and Shareholder, as follows:

                  Section 3.1 Organization of Parent and Securities. Each of Parent and Securities is a corporation duly organized and validly existing under the laws of the State of Florida and Delaware, respectively, and has all requisite power and authority to own, lease and operate its properties and assets and to conduct its businesses as now conducted.

                  Section 3.2 Authorization of Parent. Subject to the receipt of any necessary approvals of any Governmental Entity and Self Regulatory
Authority, the execution and delivery by Parent and Securities as of this Agreement and of each of the agreements, documents and instruments to be executed and delivered by it pursuant hereto, the performance by Parent and Securities, as the case may be, of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of and Parent and Securities have all necessary corporate power and authority with respect thereto. Subject to the receipt of any necessary approvals of any Governmental Entity and Self Regulatory Authority, this Agreement is, and when executed and delivered, each of the other agreements, documents and instruments to be executed and delivered by Parent and Securities in connection with this Agreement will be, assuming the due authorization, execution and delivery of each such agreement by all of the other parties thereto, the valid and binding agreement of Parent and Securities, enforceable against Parent and Securities in accordance with their respective terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors, rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 3.3 No Violations. Neither the execution and delivery of this Agreement and the agreements, documents and instruments to be executed and delivered by Parent and Securities in connection herewith, nor the consummation by Parent and Securities, as the case may be, of the transactions contemplated hereby and thereby will: (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Parent or Securities; (b) subject to compliance with the statutes and regulations referred to in Section 3.4 hereof applicable to Parent and Securities, violate or conflict with any Laws applicable to Parent or Securities or by which any of their properties or assets may be bound; or (c) result in a violation or breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or give rise to any right of termination, modification, cancellation or acceleration or result in the imposition of any Lien or the creation of any security interest, charge or encumbrance upon any of the assets of Parent or Securities under any note, bond, mortgage, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent and Securities is a party or by which Parent or Securities or any of their respective properties or assets may be bound; excluding from the foregoing clauses (b) and (c) such violations, conflicts, breaches and defaults which, in the aggregate, would not have a material adverse effect on the transactions contemplated by this Agreement.

                  Section  3.4  Governmental  Consents.  No  consent,  order  or authorization of, or registration, declaration or filing with, any Governmental Entity is required by Parent or Securities in connection with the execution, delivery and performance of this Agreement and the other agreements, documents and instruments to be executed and delivered by Parent or Securities in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby, except: (a) as may be required in connection with any Permits; and (b) as may be required by any Self Regulatory Authority.

                  Section 3.5 Brokers and Finders. Parent has not employed any broker, financial advisor or finder or incurred any liability for any broker, financial advisory or finders' fees in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV

                                GENERAL COVENANTS

                  Section 4.1 Conduct of Business of the Company Pending the Closing. During the period from the date of this Agreement to the Closing Date, without the prior written consent of Securities, the Company shall, and the Shareholder shall cause the Company to, conduct its operations and business in the usual and ordinary course of business and consistent with past practice and use its best efforts to preserve intact its goodwill, to keep available the services of its present officers and key employees, and to preserve the goodwill and business relationships with any clients, customers, brokers and others having business relationships with it. During the period from the date of this Agreement to the Closing Date, the Company shall preserve intact its capital structure (except as contemplated by this Agreement) and shall not issue to any person or entity any securities of the Company. Notwithstanding the foregoing, from the date hereof until the Effective Date, neither the Company nor the Shareholder with respect to the Company, shall take any action with respect to the operation of the business without the prior written consent of Securities, except if demanded by any Self Regulatory Authority or Governmental Entity and such circumstances do not reasonably allow prior notice to Parent and Securities, provided that if the foregoing circumstances do arise the Company and the Shareholder shall give Parent prompt written notice thereof.

                  Section 4.2 Investigation. Parent and Securities may make or cause to be made such additional investigation of the business and properties of the Company and its financial and legal conditions as Parent or Securities, as the case may be, deem reasonably necessary or advisable to further familiarize itself therewith in accordance with the procedures described in this Section
4.2. The Company shall, and the Shareholder shall cause the Company to, permit Parent or Securities, as the case may be, and its accountants, counsel and other representatives to have, during the period from the date of this Agreement to the Closing Date, reasonable access to the premises, customers, books and records of the Company relating to the Business (including such books and records as relate to any of its Taxes), for all periods prior to or as of the Closing Date. The Company shall, and the Shareholder shall cause the Company to, furnish Parent or

Securities, as the case may be, with such financial and operating data and other information with respect to the Business as Parent or Securities, as the case may be, from time to time may reasonably request. No investigation pursuant to this Section 4.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

                  Section 4.3 Commercially Reasonable Efforts; Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and Contracts to consummate and make effective the transactions contemplated by this Agreement including, without limitation, providing information in accordance with the terms of this Agreement and using its commercially reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, to effect all necessary registrations and filings (including, without limitation, all filings as may be required by applicable Self Regulatory Authorities) and to lift any injunction or other legal bar to the Acquisition or the other transactions contemplated hereby (and, in such case, to proceed with the Acquisition or any such transaction as expeditiously as possible). In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, each of the parties to this Agreement shall take all such reasonably necessary actions. Each of the parties hereto will furnish to the other party such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and will provide the other party with copies of all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  Section 4.4 No Public Announcement. Neither the Company or the Shareholder, on the one hand, nor Parent or Securities, on the other hand, shall make any public announcement concerning the transactions contemplated by this Agreement without the prior approval of the other party or parties, as the case may be, except as such announcement may be required by Law or the rules and regulations of a Self-Regulatory Authority, in which case the party required to make the announcement shall use all reasonable efforts to provide the other party or parties, as the case may be, with reasonable time under the circumstances to comment on such announcement in advance of such announcement. Notwithstanding the foregoing, the parties hereto acknowledge that after the execution of this Agreement, Securities will make public disclosure of the transactions contemplated by this Agreement (after giving the Shareholder the opportunity to review and comment on such disclosure in advance of its release).

                  Section 4.5 Notice of Developments. Prior to the Closing, the Company and/or the Shareholder shall promptly (and in any event within one (1) business day of its obtaining knowledge thereof) notify Parent or Securities in writing of the occurrence (or non-occurrence) of any event or the existence of any circumstance of which the Company or the Shareholder have knowledge, the occurrence (or non-occurrence) or the existence of which would cause or would be likely to cause any representation or warranty contained in Article III hereof to be untrue or inaccurate in any material respect and of any failure of the Company or the Shareholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder prior to such Closing; provided, however, that delivery of any notice pursuant to this Section 4.5 shall not limit or otherwise affect any remedies available to Parent or Securities.

                  Section 4.6 Expenses; Transfer and Similar Taxes. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of attorneys, accountants, investment bankers and other advisors) shall be paid by Securities.

                  Section 4.7 Application for NASD Approval. The Company, with the prior written consent of Securities (which consent shall not be unreasonably withheld) shall file with the NASD (i) a written notice describing, in detail, the transactions contemplated by this Agreement, (ii) an executed copy of this Agreement and (iii) a draft of the Company's Form BD Amendment which reflects the consummation of the transactions contemplated by this Agreement.

                  Section 4.8 Shareholder Consulting Agreement. The Shareholder agrees to perform its obligations under and in accordance with that certain Consulting Agreement, dated the date hereof, between Parent and the Shareholder.

                  Section 4.9 Restrictions on Resale. The Shareholder agrees not to sell, hypothecate, pledge, assign, or otherwise transfer or encumber the Merger Consideration prior to the expiration of the period of two years plus 60 days following the Closing Date (the "Survival Period").

                                   ARTICLE V

                           CONDITIONS TO THE CLOSINGS

                  Section 5.1 Conditions to the Obligations of Parent and Securities. The obligation of Parent and Securities to effect the Closing is subject to the satisfaction or waiver at or prior to the Closing Date, of the following conditions:

                  (a) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Closing;

                  (b) There shall not be any suit, action, investigation, inquiry or other proceeding instituted or pending by or before any Governmental Entity or Self Regulatory

Authority,  or instituted or pending by any non-governmental third party, which
seeks  to  enjoin  or  otherwise   prevent   consummation  of  the  transactions
contemplated by this Agreement;

                  (c) All consents and approvals legally required from any Governmental Entity or Self Regulatory Authority for the consummation of the Closing and the transactions contemplated hereby shall have been obtained and be in effect on the Closing Date (including, without limitation, the approval of NASD) applicable to the Closing, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Business, the Company or its prospects;

                  (d) The representations and warranties of the Company and the Shareholder contained in this Agreement shall be true and correct at the date of this Agreement and as of each Closing Date as though made at and as of the Closing Date, except to the extent they expressly refer to an earlier time, in which case they shall be true and correct as of such time;

                  (e) The Company and the Shareholder jointly and severally shall have duly performed and complied in all respects with each covenant, agreement and condition required by this Agreement to be performed by it at or prior to the Closing Date pursuant to the terms hereof;

                  (f) The Shareholder shall have obtained the consent or approval of each individual or entity whose consent or approval shall be required in connection with the transactions contemplated hereby under any material contract, agreement, or other instrument, either written or oral, to which the Company or the Shareholder is a party or by which its assets or properties may be bound or affected;

                  (g) There shall have been no developments or events that have had or could reasonably be expected to have, individually or in the aggregate, in the reasonable discretion of Parent, an adverse effect on the ability of' the Company to consummate the transactions contemplated hereby or on the Business or prospects, operations, properties, assets, liabilities or financial condition of the Company;

                  (h) Parent and Securities shall have received such other documents, instruments and certificates as are required to be delivered by the Shareholder pursuant to this Agreement or as Parent shall reasonably request from the Shareholder;

                  (i) Parent and Securities being satisfied in its sole and absolute discretion with the results of its "due diligence" investigation (pursuant to Section 4.2 hereof);

                  (j) All amounts owed by the Shareholder to Parent shall have been satisfied and paid in full; and

                  (k) That a certain Consulting Agreement, dated the date hereof, between the Company and Wolf A. Popper, Inc. and a certain Consulting Agreement, dated the date hereof, between Parent and Shareholder shall both be in full force and effect and Wolf A. Popper, Inc. and Shareholder shall both not be in default thereunder immediately prior to the Effective Date.

                  Section 5.2 Conditions to the Obligation of the Company and the Shareholder. The obligation of the Company and the Shareholder to effect the Closing is further subject to the satisfaction (or waiver by the Company or the Shareholder) at or prior to the Closing Date of the following conditions:

                    (a) The representations and warranties of Parent and Securities contained in this Agreement shall be true and correct at the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, except to the extent they expressly refer to an earlier time, in which case they shall be true and correct as of such time;

                    (b) Parent and Securities shall have duly performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed by it at or prior to the Closing Date pursuant to the terms hereof; and

                    (c) The Company shall have received such other documents, instruments and certificates as are required to be delivered by Parent and Securities pursuant to this Agreement.

                                   ARTICLE VI

                                   TERMINATION

                Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                    (a) by the mutual written consent of Parent and Securities, on the one hand, and the Company and the Shareholder, on the other hand;

                    (b) (i) by Parent and Securities upon notice given to the Company if the Closing has not taken place on or before December 31, 2000; provided, however, that the failure of the Closing to occur on or before such date is not the result of the breach of any covenants, agreements, representations or warranties hereunder of Parent or Securities; or (ii) by the Company upon written notice given to Securities if the Closing has not taken place on or before December 31, 2000; provided, however, that the failure of the Closing to occur on or before such date is not the result of the breach of the covenants, agreements, representations or warranties hereunder of the Company or the Shareholder;

                    (c) by Parent or Securities, on the one hand, or the Company and the Shareholder, on the other hand, upon notice given to the other if any court or Governmental Entity of competent jurisdiction will have issued a final permanent order, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

                    (d) by Parent or Securities, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or the Shareholder set forth in this Agreement, or if any representation or warranty of the Company or the Shareholder shall have become untrue, in either case such that the conditions set forth in Section 5.1(d) hereof or Section 5.1(e) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; or

                    (e) by the Company and the Shareholder, upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Securities set forth in this Agreement, or if any representation or warranty of Parent or Securities shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) hereof or Section 5.2(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue.

                    Section 6.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1 hereof, all of the obligations and liabilities of the parties under this Agreement shall terminate; provided, however, that (i) nothing in this Section 6.2 shall relieve any party from any liability for any breach of this Agreement and (ii) the obligations of the parties to this Agreement under Section 4.6 hereof shall survive any such termination.

                                  ARTICLE VII

                                 INDEMNIFICATION

                    Section 7.1 Survival. Notwithstanding any investigation made by each of the parties hereto, all representations and warranties of each of the parties in this Agreement shall survive for a period of two (2) years from the Closing Date.

                    Section   7.2   Indemnification   by  the  Company  and  the
                                    --------------------------------------------
Shareholder.
-----------

                    (a) The Company and the Shareholder, jointly and severally as to themselves and each other, shall indemnify, defend and hold harmless Parent and Securities, each of their successive successors and assigns and its directors, officers, agents, representatives and employees (collectively, the "Purchaser Indemnified Parties") from and against any and all liability, loss, damage, claim, charge, action, suit, proceeding, investigation, deficiency, Tax, interest, penalty, reasonable cost and reasonable expense (including, without limitation, fees of outside legal counsel) (a "Loss") imposed on, incurred or suffered by or asserted against any Purchaser Indemnified Party, to the extent such Loss results from or arises out of: (i) any breach of any representation or warranty of the Company or the Shareholder contained in this

Agreement, (ii) any breach of any covenant of the Company or the Shareholder set forth in this Agreement and (iii) the ownership or operation of the Business or the Company prior to the Closing Date; provided, however, that such indemnification shall be limited to the aggregate amount of $25,000 in cash plus the Merger Consideration.

                    (b) If the Shareholder should be required to indemnify any Purchaser Indemnified Party, the Shareholder shall have no right to contribution by or indemnification from the Company.

                  Section 7.3 Indemnification by Parent and Securities. Parent and Securities shall jointly and severally indemnify, defend and hold harmless the Shareholder (and, if the Acquisition is not consummated, the Company and its directors, officers, agents, representatives and employees) and his successive successors and permitted assigns (collectively, the "Seller Indemnified Parties" and, together with the Purchaser Indemnified Parties, collectively referred to as the "Indemnified Parties") from and against any and all Losses imposed on, incurred or suffered by or asserted against any Seller Indemnified Party, directly or indirectly, to the extent resulting from, arising out of, or incurred with respect to (i) any breach of any representation or warranty of Parent and Securities contained in this Agreement and (ii) any breach of any covenant of Parent or Securities set forth in this Agreement; provided, however, that such indemnification shall be limited to the aggregate amount of $25,000.

        Section 7.4       Indemnification Procedures.
                          --------------------------

                  (a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement, the Indemnified Party shall deliver to the party against whom indemnification is sought in accordance with
Section 7.2 or 7.3, as the case may be (an "Indemnifying Party"), notice of its claim for indemnification with reasonable promptness after determining to make such claim. The failure by any Indemnified Party to so notify the Indemnifying Party, as the case may be, shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party under this Agreement, except to the extent that the Indemnifying Party shall have been materially and adversely prejudiced by such failure. If the Indemnifying Party disputes its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction as provided in
Section 8.4 or by arbitration by the NASD.

                  (b) If any claim for indemnification under Section 7.2 or 7.3 involves the claim of any third party against an Indemnified Party (a "Third-Party Claim"), the Indemnifying Party shall, upon notice as provided above, assume control over the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and, after notice from the Indemnifying Party to the Indemnified Party of its assumption of the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (but the

Indemnified Party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the Indemnified Party as a result of any settlement or compromise thereof that is effected by the Indemnified Party (without the written consent of the indemnifying party).

                  (c) Anything in Section 7.3 notwithstanding, if both the Indemnifying Party and the Indemnified Party are named as parties or subject to such Third-Party Claim and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a conflict of interest between such parties may exist in respect of such Third-Party Claim, then the Indemnifying Party may decline to assume the defense on behalf of the Indemnified Party or the Indemnified Party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the Indemnifying Party shall be relieved of its obligation to assume the defense on behalf of the Indemnified Party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorney's fees and disbursements, incurred by the Indemnified Party in such defense.

                  (d) If the Indemnifying Party assumes the defense of any such Third-Party Claim, the Indemnified Party shall cooperate fully with the Indemnifying Party and shall appear and give testimony, produce documents and other tangible evidence, allow the Indemnifying Party reasonable access to the books and records of the Indemnified Party and otherwise provide reasonable assistance to the Indemnifying Party in conducting such defense. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Third-Party Claim. Provided that proper notice is duly given, if the Indemnifying Party shall fail promptly and diligently to assume the defense thereof, then the Indemnified Party may respond to, contest and defend against such Third-Party Claim (but the Indemnifying Party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) and may make in good faith any compromise or settlement with respect thereto, and recover from the Indemnifying Party the entire cost and expense thereof including, without limitation, reasonable attorney's fees and disbursements and all amounts paid or foregone as a result of such Third-Party Claim, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

                  (e) Notwithstanding the foregoing provisions of this Section 7.3, in circumstances where Section 7.3(c) does not apply and the Indemnifying Party has diligently assumed the defense of the Third-Party Claim, the Indemnified Party shall nonetheless have the right at its own cost and expense to take over and assume the control (as to itself) of the defense or settlement of the Third-Party Claim. The Indemnifying Party shall not be liable under this Article VII for any settlement or compromise effected without its consent.

                  (f) The amount of any Loss for which indemnification is provided hereunder shall be reduced pro tanto by any amount recovered by an Indemnified Party (whether by payment, discount or otherwise) from any third party, including without limitation under any insurance policy. If such recovery occurs subsequent to any payment by the Indemnifying Party pursuant to this
Section 7.3, the Indemnified Party shall promptly pay to the Indemnifying Party the amount of such recovery up to the amount paid by the Indemnifying Party with respect to such claim.

                  Section 7.5 Exclusive Remedy. Each of the parties hereto acknowledges that indemnification pursuant to this Article VII shall be the exclusive remedy of any Indemnified Party with respect to a Claim relating to any breach of a representation, warranty or covenant under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

                  Section 8.2 Entire Agreement. This Agreement (together with the schedules, exhibits and other agreements, documents and instruments delivered pursuant hereto) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, among the parties or any of them with respect to the subject matter hereof.

                  Section 8.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (which is confirmed), or by registered or certified mail (postage prepaid, return receipt requested) to the parties at their respective addresses first set forth herein or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above; provided, however, that any notice to Parent and Securities shall not be deemed given until a copy of such notice is delivered to: Parker Chapin LLP, 405 Lexington Avenue, New York, New York 10174 (Attention: James D. Garbus, Esq.), Telecopy No.: (212) 704-6288.

                  Section 8.4 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in that State.

                  Section 8.5 Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  Section 8.6 Assignment; Binding Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Parent may assign or delegate either this Agreement or any of its rights, interests and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent in which event Parent will remain liable hereunder. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                  Section  8.7  Third  Party  Beneficiaries.   Nothing  in  this
Agreement, express or implied, is intended to or shall confer upon any individual or entity other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  Section 8.8 Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

                  Section 8.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  Section 8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, each of the parties has signed this Agreement or caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the day and year first above written.

                                     WEALTHHOUND.COM, INC.,
                                     a Florida corporation
                                     Address:
                                     11 Broadway

                                     Penthouse
                                     New York, NY 10004

                                     By:  /s/ Michael D. Farkas
                                          ------------------------------
                                             Name: Michael D. Farkas
                                             Title: Chief Executive Officer

                                     WEALTHHOUND SECURITIES, INC.,
                                     a Delaware corporation
                                     Address:
                                     11 Broadway

                                     Penthouse
                                     New York, NY 10004

                                     By:  /s/ Michael D. Farkas
                                          ------------------------------
                                             Name: Michael D. Farkas
                                             Title: Chief Executive Officer

                                     WAP, INC.,
                                     a New York corporation
                                     Address:
                                     368 Park Avenue South
                                     Suite 203
                                     New York, NY 1016

                                     By: /s/ Wolf A. Popper
                                         --------------------------------------
                                       Name: Wolf A. Popper
                                       Title: President

                                     /s/ Wolf A. Popper
                                     ------------------------------------------
                                     Wolf A. Popper